UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 22, 2010

BALLY TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31558	88-0104066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6601 S. Bermuda Rd. Las Vegas, Nevada	89119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 584-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on a Current Report on Form 8-K filed on August 11, 2009 (the “2009 8-K”), on August 10, 2009 Bally Technologies, Inc. (the “Company”) entered into the Seventh Amendment (the “Seventh Amendment”) to the Employment Agreement by and between the Company and Richard Haddrill, the Company’s Chief Executive Officer (the “Employment Agreement”), which provided that, among other things, Mr. Haddrill would be entitled to a lump sum cash payment of $2,500,000 (the “2010 Strategic Initiatives Bonus”) upon the earlier to occur of: (i) the achievement of certain strategic initiatives on or before December 31, 2010, as determined by Board of Directors of the Company (“Board”), in its sole discretion, or (ii) a Change of Control occurring on or before December 31, 2010.  On December 22, 2010, the Board determined that Mr. Haddrill earned $500,000 of the 2010 Strategic Initiatives Bonus.  The Seventh Amendment further provided that the payment of the 2010 Strategic Initiatives Bonus would be delayed until the first business day of the first taxable year in which Mr. Haddrill is not subject to Section 162(m) of the Internal Revenue Code of 1986, as amended to date (“Code”).

As previously disclosed on a Current Report on Form 8-K filed on December 27, 2010, on December 22, 2010 (the “2010 8-K”), the Company entered into the Eighth Amendment (the “Eighth Amendment”) to the Employment Agreement, which provided that, among other things, Mr. Haddrill would be entitled to a lump sum cash payment of up to $2,000,000 (the “2011 Strategic Initiatives Bonus”) upon the first to occur of: (i) the achievement of certain strategic initiatives on or before December 31, 2011, as determined by Board, in its sole discretion, or (ii) a Change of Control occurring on or before December 31, 2011; provided, however, if neither clauses (i) or (ii) have been satisfied, but the Company enters into a definitive agreement prior to December 31, 2011 that, if consummated, would result in a Change of Control, then Mr. Haddrill shall be entitled to payment of the 2011 Strategic Initiatives Bonus upon the consummation of such transaction.  As previously disclosed in Proxy Statement filed on October 21, 2011 by the Company, the Company awarded $1,400,000 of the 2011 Strategic Initiatives Bonus to Mr. Haddrill for fiscal year 2011.  On December 7, 2011, the Board determined that Mr. Haddrill earned the remaining $600,000 of the 2011 Strategic Initiatives Bonus.  The Eighth Amendment further provided that the payment of the 2011 Strategic Initiatives Bonus would be delayed until the first business day of the first taxable year in which Mr. Haddrill is not subject to Section 162(m) of the Code.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 14, 2012, the Board approved the Amended and Restated Bylaws of the Company (the “Amended Bylaws”), effective on March 14, 2012.  The Amended Bylaws restate the Company’s bylaws in their entirety and were adopted to: (i) update the references to the Nevada Revised Statutes, (ii) expressly permit members of the Board, or of any committee, to participate in meetings of the Board or committee through electronic communications, videoconferencing, telephone conferencing or other available technology that allows the members to communicate simultaneously or sequentially, (iii) remove the provision that permitted the Company to lend money to, guarantee obligations of or otherwise assist any officer or other employee of the Company or its subsidiaries pursuant to Section 402 of the Sarbanes-Oxley Act of 2002, and (iv) provide for the issuance and transfer of uncertificated shares of the Company’s capital stock.

The foregoing description is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)           Exhibits

3.1          Amended and Restated Bylaws of Bally Technologies, Inc., dated March 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TECHNOLOGIES, INC.

By:	/s/ Mark Lerner
Mark Lerner
Senior Vice President, General Counsel and Secretary

Dated: March 16, 2012